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                                                        Exhibit B


              NEW ENGLAND ELECTRIC RESOURCES, INC.
            Statement of Income and Retained Deficit
         For the Twelve Months Ended September 30, 1995
               (Unaudited, Subject to Adjustment)




INCOME
------

Services rendered to nonassociated companies         $   110,235
Miscellaneous income or loss                            (250,000)
                                                     -----------
         TOTAL INCOME                                $  (139,765)
                                                     -----------


EXPENSE
-------

Outside services employed                            $ 1,559,227
Income taxes                                            (673,659)
                                                     -----------
         TOTAL EXPENSE                               $   885,568
                                                     -----------
         NET INCOME OR (LOSS)                        $(1,025,333)
                                                     ===========

Retained earnings/(deficit) at beginning of period   $  (245,443)
                                                     -----------
Retained earnings/(deficit) at end of period         $(1,270,776)
                                                     ===========